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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of RJR Nabisco, Inc. on Form S-3 (the "Registration Statement") of our report dated January 28, 1997 (March 13, 1997 as to note 9) appearing in RJR Nabisco, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

New York, New York
November 12, 1997